CERTIFICATE OF INCORPORATION
                                       OF
                              ConsultAmerica, Inc.



     1. The name of the corporation is ConsultAmerica, Inc.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purposes for which the corporation is formed are as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, partners, or otherwise, and either alone or in connection, in conjunction, or in association with others, and to do every other act or acts, and thing or things, incidental or appurtenant to or growing out of or connected with the foregoing purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     4. The total number of shares of common stock which the corporation shall have authority to issue is Three Thousand (3,000) shares; all of such shares shall be without par value, and Two Thousand (2000) shares thereof shall be Class A common stock and One Thousand (1000) shares thereof shall be Class -B common stock.

     The   designation  and  the  powers,   preferences  and  rights,   and  the
qualifications, limitations or restrictions of the Class A common stock are as follows:

      a. Class A

               (i) The holders of Class A common stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

               (ii) In the event of any  liquidation,  dissolution or winding up of the affairs of this corporation, the holders of Class A common stock shall be entitled to share ratably in all assets then remaining subject to distribution to the stockholders.

               (iii)The  holders of Class A common  stock  shall be  entitled to one vote for each of the shares held by them of record on the books of this corporation at the time for determining holders thereof entitled to vote.

               (iv) Stockholders  shall have no preemptive  rights. Stockholders shall have no right to cumulate shares in any election of Directors or other matter submitted to stockholders for vote.

      b. Class B

               (i) The holders of Class B common stock shall not be entitled to receive dividends.

               (ii) In the event of any  liquidation,  dissolution or winding up of the affairs of this corporation, the holders of Class B common stock shall be entitled to share ratably in all assets then remaining subject to distribution to the stockholders.

               (iii)The  holders of Class B common  stock  shall not be entitled to vote.

               (iv) Stockholders shall have no preemptive rights.

     5. The name and mailing address of the sole incorporator is as follows:

             NAME                    MAILING ADDRESS

             John C. Craig           Craig and Macauley Professional Corporation
                                     Federal Reserve Plaza
                                     600 Atlantic Avenue Boston, MA 02210

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of this corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

     10. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this
Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THF UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of April, 1988.


                                                By: /s/ John C. Craig
                                                        -------------
                                                        John C. Craig